Exhibit 99.1

NEWAGE ANNOUNCES NEW MEMBER, ALICIA SYRETT, TO ITS BOARD OF DIRECTORS

DENVER, COLORADO, January 7, 2020 - NewAge Beverages Corporation (NASDAQ: NBEV), the Colorado-based healthy products company, today announced that Alicia Syrett has joined New Age as a newly appointed member of the Board of Directors effective January 6, 2020. Ms. Syrett intends to stand for election to the NewAge Board of Directors at its annual meeting to be held in May 2020.

Ms. Syrett brings more than 20 years of investment management experience to the NewAge Board and is currently the Chief Executive Officer of Pantegrion Capital, an investment management firm she founded in 2011. She is an accomplished author, speaker, and regular media personality on major cable and network news and financial programs.

Prior to Pantegrion, Ms. Syrett was the Chief Administrative Officer and Managing Director of Mount Kellett, a multi-billion dollar investment firm that was acquired by Fortress Investment Group. Between the years of 2002 and 2008 she served as a Director at HBK investments and as Chief Administrative Officer at Farallon Capital, one of the largest, multi-billion dollar hedge funds. She began her career at Donaldson, Lufkin, & Jenrette in Investment Banking. Ms. Syrett currently serves on the boards of the New York Tech Alliance and Enerknol, an innovative energy policy and data analytics company.

She earned a Master in Business Administration, graduating with distinction, from both the Columbia Business School and the London Business School, and holds a Bachelor of Science in Economics from the Wharton School at The University of Pennsylvania.

“Alicia’s significant expertise in both investment management and human resources will be extremely beneficial to the Company, and highly complementary to the backgrounds of the other Board Directors,” commented Brent Willis, Chief Executive of NewAge. “Her depth of media experience will be a tremendous asset to our board as we work to improve our media approach, strengthen our brand and improve our story for investors to better understand the power and potential of the Company. We are thrilled for her to join us in our mission to inspire and educate the planet to “Live Healthy.”

Commenting on her joining NewAge, Syrett stated: “I’m excited to join the incredible team at New Age and bring significant value to the Company, helping support them in their purpose, and drive further value for NewAge’s shareholders as we continue to communicate the Company’s potential and execute on our initiatives. NewAge’s management has developed a powerful global operation and an outstanding portfolio of healthy products over the last three years and I look forward to helping further position the Company for transformative growth and significant value creation in the near and long term.”

Ms. Syrett will serve on the Audit and Compensation committees of the Board.

About New Age Beverages Corporation (NASDAQ: NBEV)

NewAge is a Colorado-based healthy products company dedicated to inspiring and educating consumers to “live healthy.” The Company is the only omni-channel company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 60 countries around the world. NewAge is also the only one-stop-shop of healthy beverages and includes the brands Nestea, Illy Coffee, Volvic, Evian, Tahitian Noni, TeMana, Búcha Live Kombucha, Marley, and others. New Age competes in the growth segments of the >$1 trillion-dollar non-alcoholic beverage industry and has become one of the largest non-alcoholic healthy beverage companies in the world.

The Company operates the websites www.newagebev.com, www.newagebev.us, www.morinda.com, www.bwrgroup.com, www.mybucha.com, www.xingtea.com, www.drinkmarley.com, www.nhancedcbd.com, and www.cocolibre.com.

New Age has exclusively partnered with the world’s 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Media:

Desiree Rosa, MULTIPLY

Tel: 1-646-499-3306

NewAgeBev@wearemultip.ly

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/617-956-6737

newage@icrinc.com

New Age Beverages Corporation:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com